UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 17, 2008
Sparton Corporation

(Exact Name of Registrant as Specified in Its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)
(517) 787-8600

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information disclosed under Item 5.02 below is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2008, Sparton Corporation’s (the “Company’s”) Board of Directors (the “Board”) elected Mr. Joseph J. Hartnett and Mr. James R. Swartwout to fill two newly created vacancies on the board of directors. Mr. Hartnett and Mr. Swartwout were elected in connection with an agreement (the “Agreement”) entered into on September 17, 2008 between the Company and Lawndale Capital Management, LLC, Diamond A Partners, L.P., and Diamond A Investors, L.P. (collectively, “Lawndale”), which own in the aggregate approximately 9.9% of the Company’s outstanding common stock.
Under the terms of the Agreement, the Board increased the number of directors temporarily from nine to eleven and appointed Mr. Hartnett and Mr. Swartwout to fill the newly created board vacancies. The Company will reduce the size of the Board to no more than ten directors by the 2009 annual shareholders meeting without affecting either of the two newly appointed directors.
The Agreement also requires that Lawndale vote for the Company’s recommended director slates at both the 2008 and 2009 annual meeting of shareholders and to refrain from certain actions up and through the 2009 annual shareholders meeting. Lawndale will have the option to terminate the agreement 90 days before the 2009 annual meeting if certain conditions are not met, including, but not limited to, the Company’s stock is trading below $4.00 per share as of such date.
Mr. Swartwout has been appointed to the Executive Committee of the Company’s Board of Directors. If the Board’s Chief Executive Officer Search Committee has not completed its efforts by the time of the Company’s 2008 annual meeting, one of the new directors will be added to that Committee.
Mr. Hartnett has been employed by Ingenient Technologies, Inc. for approximately one year and is currently its President and Chief Executive Officer. He worked for U.S. Robotics Corporation from 2000 to 2006 where he was President, CEO and member of the Board of Directors. Prior to that, he spent 15 years with Grant Thornton, a leading accounting and management consulting firm. He graduated from the University of Illinois with a degree in accounting.
Mr. Swartwout was most recently the Co-CEO and member of the Board of Directors of Habasit Holding America, Inc., the successor to Summa Industries, a publicly traded manufacturer of diversified plastic products for industrial and commercial markets. Prior to Habasit’s acquisition of Summa in 2006, Mr. Swartwout was Summa’s Chairman, CEO and CFO from 1990 and CFO from 1988-1990. He graduated from Lafayette College with a BS in Industrial Engineering and has a MBA from the University of Southern California.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with the foregoing, the Company and Lawndale issued a joint press release which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description

Exhibit 10.1	Settlement Agreement dated as of September 17, 2008, by and among Sparton Corporation, Lawndale Capital Management, LLC, Diamond A Partners, L.P., and Diamond A Investors, L.P.

Exhibit 99.1	Press release dated September 18, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
By:	/s/ Richard L. Langley
Richard L. Langley, President

Date: September 19, 2008

EXHIBIT INDEX

Number	Description

Exhibit 10.1	Settlement Agreement dated as of September 17, 2008, by and among Sparton Corporation, Lawndale Capital Management, LLC, Diamond A. Partners, L.P., and Diamond A. Investors, L.P.

Exhibit 99.1	Press release dated September 18, 2008